UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2011, CDW Corporation announced that, in connection with the previously announced cash tender offer and consent solicitation by its wholly owned subsidiaries, CDW LLC and CDW Finance Corporation (collectively, the “Issuers”), for all of the Issuers’ outstanding $890,000,000 aggregate principal amount of 11.00% Senior Exchange Notes due 2015 (the “Senior Cash Pay Notes”) and all of their outstanding $316,974,000 aggregate principal amount of 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Senior PIK Election Notes,” and together with the Senior Cash Pay Notes, the “Senior Notes”), pursuant to the Issuers’ Offer to Purchase and Consent Solicitation Statement, dated as of February 22, 2011 (as amended or supplemented, the “Offer to Purchase”), the Issuers have received the requisite consents to adopt proposed amendments to the indenture governing the Senior Notes (the “Indenture”) that would, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained in the Indenture.

As of 5:00 p.m., New York City time, on March 7, 2011, holders of $759,207,000 of the Senior Cash Pay Notes and $217,569,859 of the Senior PIK Election Notes, together representing approximately 80.93% of the Senior Notes, had tendered their Senior Notes in the tender offer and consented to the proposed amendments to the Indenture.

Upon receiving the requisite consents, the Issuers, the applicable guarantors and U.S. Bank National Association, as trustee, executed a supplemental indenture with respect to the Indenture implementing the proposed amendments described above. The supplemental indenture became effective upon execution, but the amendments to the Indenture will not become operative until acceptance of the Senior Notes by the Issuers pursuant to the terms and conditions described in the Offer to Purchase. A copy of the supplemental indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

On March 7, 2011, CDW Corporation issued a press release relating to the Issuers’ receipt of requisite consents pursuant to the tender offer and consent solicitation and acceleration of the expiration time of the tender offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Third Senior Exchange Note Supplemental Indenture, dated as of March 7, 2011, among CDW LLC, CDW Finance Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press release announcing the receipt of requisite consents to enter into the Third Senior Exchange Note Supplemental Indenture pursuant to the tender offer and consent solicitation and acceleration of the expiration time of the tender offer, dated March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 10, 2011	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Senior Exchange Note Supplemental Indenture, dated as of March 7, 2011, among CDW LLC, CDW Finance Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press release announcing the receipt of requisite consents to enter into the Third Senior Exchange Note Supplemental Indenture pursuant to the tender offer and consent solicitation and acceleration of the expiration time of the tender offer, dated March 7, 2011.